Exhibit 10.4

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE ("Second Amendment") is made and entered into as of April 17, 2020, by and between HCP LS REDWOOD CITY, LLC, a Delaware limited partnership ("Landlord"), and REVOLUTION MEDICINES, INC., a Delaware corporation ("Tenant").

r e c i t a l s :

A.

Landlord and Tenant are parties to the Lease dated January 15, 2015 (the "Original Lease"), as amended by that certain First Amendment to Lease dated September 16, 2016 (the "First Amendment" and together with the Original Lease, the "Lease"), whereby Tenant leases approximately 41,916 RSF ("Existing Premises") consisting of the entire building ("700 Building") located at 700 Saginaw Drive, Redwood City, CA.

B.

Tenant desires to expand the Existing Premises to include that certain space consisting of approximately 19,483 RSF (the "Expansion Premises") comprising all of the rentable area of the building located at 300 Saginaw Drive, Redwood City, CA (the "300 Building"), as delineated on Exhibit A attached hereto and made a part hereof, and to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

a g r e e m e n t :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Capitalized Terms.  All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Second Amendment.

2.Modification of Premises.  Effective as of December 15, 2020 (the "Expansion Commencement Date"), Tenant shall lease from Landlord and Landlord shall lease to Tenant the Expansion Premises.  Tenant hereby acknowledges that Tenant will be in possession of the Expansion Premises prior to the Expansion Commencement Date through an assignment agreement of the existing lease agreement between the existing tenant, AtriCure, Inc., a Delaware corporation, and Landlord (the "Existing Lease").  The Existing Lease is scheduled to expire on December 14, 2020, and accordingly, Landlord shall have no affirmative obligation to deliver the Expansion Premises to Tenant, Tenant shall have no affirmative surrender or restoration obligations under the Existing Lease, including Sections 5.3.3, 5.3.4, 8.2, and 23.1 and Articles 15 and 22, and Tenant’s continued possession of the Expansion Premises shall in no way be deemed a holdover under the Existing Lease.  Notwithstanding the foregoing, Landlord agrees to return Tenant’s security deposit under the Existing Lease in the amount of $79,880 within thirty (30) days of the Expansion Commencement Date, regardless of the condition or state of the Expansion

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Premises at such time.  The date upon which Tenant takes possession of the Expansion Premises under the Existing Lease shall be the "Expansion Possession Date."  Consequently, effective upon the Expansion Commencement Date, the Existing Premises shall be increased to include the Expansion Premises.  Landlord and Tenant hereby acknowledge that such addition of the Expansion Premises to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the size of the Premises to approximately 61,399 RSF.  The Existing Premises and the Expansion Premises may hereinafter collectively be referred to as the "Premises.".  All references in the Lease, as amended, to the Building shall mean (i) the 700 Building when the context applies to the 700 Building or any portion of the Premises located in the 700 Building, (ii) the 300 Building when the context applies to the 300 Building or any portion of the Premises located in the 300 Building, and (iii) both the 700 Building and the 300 Building when the context applies to both of such buildings.

3.Lease Term.

3.1.Expansion Term.  Landlord and Tenant acknowledge that Tenant's lease of the Existing Premises is scheduled to expire on April 30, 2023, pursuant to the terms of the Lease.  Notwithstanding anything to the contrary in the Lease, the term of Tenant's lease of the Existing Premises is hereby extended and shall expire coterminously with the term of Tenant's lease of the Expansion Premises on December 31, 2030 (the “New Expiration Date”), unless sooner terminated as provided in the Lease, as hereby amended.  The period of time commencing on the Expansion Commencement Date and terminating on the New Expiration Date, shall be referred to herein as the "Expansion Term."

3.2.Option Term.  Landlord and Tenant acknowledge and agree that Tenant shall continue to have one (1) option to extend the Lease Term in accordance with, and pursuant to the terms of, Section 2.2 of the Original Lease; provided, however, (i) all references therein to the "initial Lease Term" shall be deemed to refer to the "Expansion Term", (ii) such right shall apply to the entire Premises (i.e., the Existing Premises and the Expansion Premises), (iii) Tenant may only exercise such option with respect to the entire Premises (i.e., the Existing Premises and the Expansion Premises), and (iv) such option shall be an option to extend the Lease Term for a period of ten (10) years (as opposed to five (5) years, as currently set forth in the Lease).

4.Base Rent.

4.1.Existing Premises.  Notwithstanding anything to the contrary in the Lease as hereby amended, prior to May 1, 2023, Tenant shall continue to pay Base Rent for the Existing Premises in accordance with the terms of the Lease.  Commencing on May 1, 2023, and continuing throughout the Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent for the Existing Premises as follows:

Period During Expansion Term	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per RSF
May 1, 2023 – April 30, 2024	$2,801,851.55	$233,487.63	$5.57

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May 1, 2024 – April 30, 2025	$2,899,916.35	$241,659.70	$5.77
May 1, 2025 – April 30, 2026	$3,001,413.42	$250,117.79	$5.97
May 1, 2026 – April 30, 2027	$3,106,462.89	$258,871.91	$6.18
May 1, 2027 – April 30, 2028	$3,215,189.09	$267,932.42	$6.39
May 1, 2028 – April 30, 2029	$3,327,720.71	$277,310.06	$6.62
May 1, 2029 – April 30, 2030	$3,444,190.94	$287,015.91	$6.85
May 1, 2030 – December 31, 2030	$3,564,737.62	$297,061.47	$7.09

4.2.Expansion Premises.  Commencing on the Expansion Commencement Date and continuing throughout the Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent for the Expansion Premises as follows:

Period During Expansion Term	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per RSF
December 15, 2020 – December 31, 2021	$1,215,739.20	$101,311.60	$5.20
January 1, 2022 – December 31, 2022	$1,258,290.07	$104,857.51	$5.38
January 1, 2023 – December 31, 2023	$1,302,330.22	$108,527.52	$5.57
January 1, 2024 – December 31, 2024	$1,347,911.78	$112,325.98	$5.77
January 1, 2025 – December 31, 2025	$1,395,088.69	$116,257.39	$5.97
January 1, 2026 – December 31, 2026	$1,443,916.80	$120,326.40	$6.18
January 1, 2027 – December 31, 2027	$1,494,453.89	$124,537.82	$6.39

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January 1, 2028 – December 31, 2028	$1,546,759.77	$128,896.65	$6.62
January 1, 2029 – December 31, 2029	$1,600,896.37	$133,408.03	$6.85
January 1, 2030 – December 31, 2030	$1,656,927.74	$138,077.31	$7.09

4.3.Expansion Premises Abated Base Rent.  Provided that Tenant is not then in default of the Lease (as hereby amended), then during the period commencing on January 1, 2021 and ending on June 30, 2021 (the "Expansion Rent Abatement Period"), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Expansion Premises only during such Expansion Rent Abatement Period (the "Expansion Rent Abatement").  Landlord and Tenant acknowledge that the aggregate amount of the Expansion Rent Abatement equals $607,869.60 (i.e., $101,311.60 per month).  Tenant acknowledges and agrees that the foregoing Expansion Rent Abatement has been granted to Tenant as additional consideration for entering into this Second Amendment, and for agreeing to pay the Rent and performing the terms and conditions otherwise required under the Lease (as hereby amended).  If Tenant shall be in default under the Lease (as hereby amended) during the Expansion Rent Abatement Period and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to the Lease (as hereby amended), then the dollar amount of the unapplied portion of the Expansion Rent Abatement as of the expiration of such cure period shall be converted to a credit to be applied to the Base Rent applicable at the end of the Expansion Term and Tenant shall then be obligated to begin paying Base Rent for the Expansion Premises.

5.Tenant's Share of Direct Expenses.

5.1.Existing Premises.  Tenant shall continue to pay Tenant's Share of Direct Expenses in connection with the Existing Premises in accordance with the terms of the Lease.

5.2.Expansion Premises.  Commencing on the Expansion Commencement Date, Tenant shall pay Tenant's Share of Direct Expenses in connection with the Expansion Premises in accordance with the terms of the Lease, provided that with respect to the calculation of Tenant's Share of Direct Expenses in connection with the Expansion Premises, Tenant's Share shall equal 100% of the 300 Building.

6.Condition of Expansion Premises.  Except as specifically set forth herein, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Expansion Premises, and Tenant shall accept the Expansion Premises in its presently existing, "as-is" condition.  Notwithstanding the foregoing, Landlord shall cause certain portions of the HVAC system within or serving the Expansion Premises to be repaired and/or replaced as specifically set forth on Exhibit C attached hereto (“Landlord Work”), which Landlord Work shall be at Landlord’s sole cost and expense (and not a part of Direct Expenses or the Tenant Improvement Allowance (as defined in the Tenant Work Letter)).  Following execution of this Second Amendment and the Expansion Possession Date, Landlord and Tenant shall reasonably and mutually cooperate to agree upon a schedule for the performance of the Landlord

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Work.  Tenant shall accept all laboratory services, process utilities and emergency generator in their presently existing, as-is condition and Tenant shall be solely responsible for all costs related to their conditional use.  Notwithstanding anything in the Lease to the contrary, Landlord shall, at Landlord's sole cost and expense (which shall not be deemed an Operating Expense), repair or replace any failed or inoperable portion of the roof, roof membrane or Building Systems serving the Expansion Premises during the first (1st) year following the Expansion Possession Date ("Warranty Period"), provided that the need to repair or replace was not caused by the misuse, misconduct, damage, destruction, omissions, and/or negligence of Tenant, its subtenants and/or assignees, if any, or any company which is acquired, sold or merged with Tenant (collectively, "Tenant Damage"), or by any modifications, Alterations or improvements constructed by or on behalf of Tenant.  Landlord shall coordinate such work with Tenant and shall utilize commercially reasonable efforts to perform the same in a manner designed to minimize interference with Tenant's use of the Premises.  To the extent repairs which Landlord is required to make pursuant to this Section 6 are necessitated in part by Tenant Damage, then to the extent the same are not covered by Landlord’s insurance, Tenant shall reimburse Landlord for an equitable proportion of the cost of such repair.  Tenant shall construct the improvements in the Expansion Premises pursuant to the terms of the Tenant Work Letter.

7.Damage and Destruction.

7.1.As of the date of this Second Amendment, all references in Section 11.2 of the Lease to “Building” are hereby revised to state "the 700 Building or the 300 Building, as applicable."  Further, in addition to Landlord’s rights under Section 11.2 of the Lease to terminate the Lease, as amended, in the event that the conditions specified in such Section 11.2 are satisfied, Landlord shall also have the right to elect to terminate Tenant’s lease of the portion of the Premises in only one of the 700 Building or the 300 Building, and in such event Tenant’s lease of the portion of the Premises in the non-terminated Building shall remain in full force and effect.

7.2.The following sentence is hereby added at the end of Section 11.2 of the Lease:

“Alternatively, upon the termination of Tenant’s lease of the portion of the Premises in one or the other of the 700 Building or the 300 Building under any of the provisions of this Article 11, the parties shall be released with respect to the provisions of the Lease which are applicable to the terminated portion of the Premises without further obligation to the other from the date possession of the terminated portion of the Premises is surrendered to Landlord, except for items which have theretofore accrued and are then unpaid.”

8.Lease Bifurcation.  Landlord and Tenant hereby acknowledge that Landlord may, in its reasonable discretion (e.g., in connection with the financing, refinancing, or sale of any or all of the Project), require that separate leases exist with regard to each of the 700 Building and the 300 Building.  If Landlord so reasonably requires, the parties agree to bifurcate the Lease, as amended, into separate leases at Landlord’s sole cost and expense; provided, however, such resulting, bifurcated leases shall, on a collective basis, (i) be on the same terms as set forth in the Lease, as amended hereby (provided that in no event shall certain rights of Tenant which are

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reasonably assignable to only one of such leases be duplicated in the other of such leases), and (ii) be in form and substance reasonably approved by Tenant.  Such bifurcated, replacement leases shall, if so required by Landlord and to the extent the same otherwise satisfy the requirements of this Section 8, be executed by Landlord and Tenant within thirty (30) days following Landlord's written election and delivery of the same to Tenant.

9.Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment other than Jones Lang LaSalle and CBRE, Inc. (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Second Amendment.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.  Landlord shall pay the fees and commissions of the Brokers pursuant to a separate agreement.  The terms of this Section 9 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

10.Parking.  Effective as of the Expansion Commencement Date and continuing throughout the Expansion Term, the parking ratio set forth in Section 9 of the Summary of the Lease shall also apply to the Expansion Premises.

11.Signage.  Effective as of the Expansion Commencement Date, the terms of Article 23 of the Original Lease shall also apply to the Expansion Premises.

12.Return of Security Deposit.  Landlord and Tenant acknowledge that, in accordance with the Lease, Tenant has previously delivered the sum of $340,144.92 (the "Existing Security Deposit") to Landlord as security for the faithful performance by Tenant of the terms, covenants and conditions of the Lease.  Within forty-five (45) days following the later to occur of (i) the full execution and delivery of this Second Amendment by Landlord and Tenant, and (ii) Landlord's receipt of the "L-C" (as defined in Section 13.1 below) as required by the terms of Section 13 below, Landlord shall return to Tenant the full amount of the Existing Security Deposit.

13.Letter of Credit.

13.1.Delivery of Letter of Credit.  Tenant shall deliver to Landlord, within fifteen (15) days following Tenant's execution of this Second Amendment, an unconditional, clean, irrevocable letter of credit (the "L‑C") in the amount of $870,277.56 (the "L‑C Amount"), which L‑C shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local San Francisco Bay Area office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the "Bank"), which Bank must have a rating from Standard and Poors Corporation of A- or better (or any equivalent rating thereto from any successor or substitute rating service selected by Lessor) and a letter of credit issuer rating from Moody’s Investor Service of A3 or better (or any equivalent rating thereto from any successor rating agency thereto)) (collectively, the “Bank’s Credit Rating Threshold”), and

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which L‑C shall be substantially in the form of Exhibit D, attached hereto.  Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L‑C.  The L‑C shall (i) be "callable" at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Third Amendment and continuing until the date (the "L‑C Expiration Date") that is no less than sixty (60) days after the expiration of the Lease Term as the same may be extended, and Tenant shall deliver a new L‑C or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the L‑C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590.  Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L‑C if any of the following shall have occurred or be applicable:  (A) such amount is due to Landlord under the terms and conditions of the Lease, and has not been paid within applicable notice and cure periods (or, if Landlord is prevented by law from providing notice, within the period for payment set forth in the Lease), or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, "Bankruptcy Code"), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code that is not dismissed within thirty (30) days, or (D) the Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code, or (E) the Bank has notified Landlord that the L‑C will not be renewed or extended through the L‑C Expiration Date, and Tenant has not provided a replacement L-C that satisfies the requirements of this Third Amendment at least thirty (30) days prior to such expiration, or (F) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (G) Tenant executes an assignment for the benefit of creditors, or (H) if (1) any of the Bank's Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank's Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Section 13 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 13.1 above), in the amount of the applicable L‑C Amount, within ten (10) business days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in the Lease to the contrary) (each of the foregoing being an "L‑C Draw Event").  The L‑C shall be honored by the Bank regardless of whether Tenant disputes Landlord's right to draw upon the L‑C.  In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L‑C shall be deemed to fail to meet the requirements of this Section 13, and, within ten (10) business days following Landlord's notice to Tenant of such receivership or conservatorship (the "L‑C FDIC Replacement Notice"), Tenant shall replace such L‑C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank's Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Section 13.  If Tenant fails to replace such L‑C with such conforming, substitute letter of credit

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pursuant to the terms and conditions of this Section 13.1, then, notwithstanding anything in the Lease to the contrary, Landlord shall have the right to declare Tenant in default of the Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) business day period).  Tenant shall be responsible for the payment of any and all Tenant’s and Bank’s costs incurred with the review of any replacement L‑C, which replacement is required pursuant to this Section or is otherwise requested by Tenant.  In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord's consent is required for such assignment), the acceptance of any replacement or substitute  letter of credit by Landlord from the assignee shall be subject to Landlord's prior written approval, in Landlord's reasonable discretion, and the actual and reasonable attorney's fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) days of billing.

13.2.Application of L‑C.  Tenant hereby acknowledges and agrees that Landlord is entering into this Third Amendment in material reliance upon the ability of Landlord to draw upon the L‑C upon the occurrence of any L‑C Draw Event and apply the proceeds of the L-C in accordance with this Section 13, Landlord may, but without obligation to do so, and without notice to Tenant (except in connection with an L-C Draw Event under Section 13.1(H) above), draw upon the L‑C, in part or in whole, in the amount necessary to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant's breach or default of the Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of the Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.  The use, application or retention of the L‑C proceeds, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by the Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L‑C, and such L‑C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.  Tenant agrees and acknowledges that (i) the L‑C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L‑C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the L‑C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

13.3.Maintenance of L-C by Tenant.  If, as a result of any proper drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Section 13.  Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.  Without limiting the generality of the foregoing, if the L-C expires earlier than the L‑C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration

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of the L-C), which shall be irrevocable and automatically renewable as above provided through the L‑C Expiration Date upon the same terms as the expiring L‑C or such other terms as may be acceptable to Landlord in its sole discretion.  If Tenant exercises its option to extend the Lease Term pursuant to the Lease then, not later than thirty (30) days prior to the commencement of the Option Term, Tenant shall deliver to Landlord a new L C or certificate of renewal or extension evidencing the L-C Expiration Date as thirty (30) days after the expiration of the Option Term.  However, if the L‑C is not timely renewed, or if Tenant fails to maintain the L‑C in the amount and in accordance with the terms set forth in this Section 13, Landlord shall have the right to present the L‑C to the Bank in accordance with the terms of this Section 13, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under the Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under the Lease.  In the event Landlord elects to exercise its rights as provided above, (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by, or on behalf of, Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L‑C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under the Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under the Lease; provided, however, that if prior to the L‑C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under the Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.  If Landlord draws on the L-C due to Tenant’s failure to timely renew or provide a replacement L-C, such failure shall not be considered a default under the Lease and Landlord shall return such cash proceeds upon Tenant’s presentation of a replacement L-C that satisfies the requirements of this Third Amendment, subject to reasonable satisfaction of any preference risk to Landlord.

13.4.Transfer and Encumbrance.  The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is from or as a part of the assignment by Landlord of its rights and interests in and to the Lease.  In the event of a transfer of Landlord's interest in the Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord.  In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank's transfer and processing fees in connection therewith; provided that, Landlord shall have the right (in its sole discretion), but not the obligation, to pay such fees on behalf of Tenant, in which case Tenant shall reimburse Landlord within ten (10) business days after Tenant's receipt of an invoice from Landlord therefor.

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13.5.L-C Not a Security Deposit.  Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L‑C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L‑C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws.  Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 13 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant's breach of the Lease, including any damages Landlord suffers following termination of the Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of the Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.  Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a "draw" by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw down all or any portion of the L-C.  No condition or term of the Lease shall be deemed to render the L‑C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner. Tenant shall not request or instruct the Bank of any L‑C to refrain from paying sight draft(s) drawn under such L‑C.

13.6.Remedy for Improper Drafts.  Tenant's sole remedy in connection with Landlord’s improper draw against the L-C or Landlord’s improper application of any proceeds of sight drafts drawn under the L‑C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, and reasonable actual out-of-pocket attorneys' fees, provided that at the time of such refund, Tenant increases the amount of such L‑C to the amount (if any) then required under the applicable provisions of this Third Amendment.  Tenant acknowledges that Landlord’s draw against the L-C, application or retention of any proceeds thereof, the presentment of sight drafts drawn under any L‑C, or the Bank's payment of sight drafts drawn under such L‑C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor.  In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof from the next installment(s) of Base Rent.

14.Statutory Disclosure and Related Terms.  For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project, Building, Existing Premises and Expansion Premises have not undergone inspection

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by a Certified Access Specialist (CASp).  As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows:  "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."  In furtherance of the foregoing, Landlord and Tenant hereby agree as follows:  (a) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp approved in advance by Landlord; and (b) pursuant to Article 24 of the Original Lease, Tenant, at its cost, is responsible for making any repairs within the Premises to correct violations of construction-related accessibility standards; and, if anything done by or for Tenant in its use or occupancy of the Premises shall require repairs to the Building (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall, at Landlord's option, either perform such repairs at Tenant's sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such repairs.

15.No Further Modification.  Except as set forth in this Second Amendment, all of the terms and provisions of the Lease shall apply with respect to the Expansion Premises and shall remain unmodified and in full force and effect.

[signatures follow on next page]

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IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

LANDLORD: HCP LS REDWOOD CITY, LLC, a Delaware limited liability company By: /s/ Scott Bohn Scott Bohn Senior Vice President	TENANT: REVOLUTION MEDICINES, INC., a Delaware corporation By: /s/ Mark A. Goldsmith Mark A. Goldsmith President and CEO

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EXHIBIT A

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EXHIBIT B

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the initial improvement of the Premises for Tenant following the date of this Second Amendment.  This Tenant Work Letter is essentially organized chronologically and addresses the issues of construction, in sequence, as such issues will arise during construction in the Premises.

SECTION 1

CONDITION OF PREMISES

Tenant acknowledges that Tenant shall accept the Expansion Premises in their existing, "as-is" condition on the date of delivery thereof to Tenant and Tenant shall continue to accept the Existing Premises in their existing, "as-is" condition.  Except for the payment of the Tenant Improvement Allowance as provided in Section 2, below, Landlord shall have no obligation to make or pay for any improvements to the Premises.

SECTION 2

TENANT IMPROVEMENTS

2.1

Tenant Improvement Allowance.  Commencing as of the date upon which Tenant obtains possession of the Expansion Premises (which date may be prior to the Expansion Commencement Date), Tenant shall be entitled to a tenant improvement allowance as follows: (i) for the Expansion Premises in the amount of $2,435,375.00 (i.e., $125.00 per RSF of the Expansion Premises) (the "Expansion Tenant Improvement Allowance"), for the costs relating to the initial design and construction of Tenant's improvements, which are permanently affixed to the Expansion Premises (the "Expansion Tenant Improvements") or which are "Tenant Improvement Allowance Items," as that term is defined in Section 2.2.1, below, for the Expansion Premises, and (ii) for the Existing Premises in the amount of $838,320.00 (i.e., $20.00 per RSF of the Existing Premises) (the "Existing Tenant Improvement Allowance"), for the costs relating to the initial design and construction of Tenant's improvements, which are permanently affixed to the Existing Premises (the "Existing Tenant Improvements") or which are Tenant Improvement Allowance Items for the Existing Premises (the Expansion Tenant Improvements and the Existing Tenant Improvements shall collectively be the "Tenant Improvements", and the Expansion Tenant Improvement Allowance and the Existing Tenant Improvement Allowance shall collectively be the "Tenant Improvement Allowance").  In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter or otherwise in connection with Tenant's construction of the Tenant Improvements or any Tenant Improvement Allowance Items, as defined below, in a total amount which exceeds the sum of the Tenant Improvement Allowance.  All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of the Lease; provided, however, Landlord may, by written notice to Tenant given concurrently with Landlord's approval of the "Final Working Drawings", as that term is defined in Section 3.3, below, require Tenant, prior to the end of the Lease Term, or following any earlier termination of the Lease, at Tenant's expense, to remove any Tenant Improvements and to repair any damage to the Premises and Building caused

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by such removal and return the affected portion of the Premises to the condition in existence prior to the construction of the Tenant Improvements, provided that Landlord hereby acknowledges that Landlord shall not require removal of the Tenant Improvements shown on the preliminary space plan attached hereto as Schedule 1 (the "Preliminary Space Plan"), and accordingly, so long as the Final Space Plan, Final Working Drawings and corresponding Tenant Improvements are consistent with and a logical extension of the Preliminary Space Plan, Landlord shall not require Tenant, whether at the end of the Lease Term, or following any earlier termination of the Lease, to pay for or remove any Tenant Improvements set forth on the Final Working Drawings, to repair any damage to the Premises and Building caused by such removal, or to return the affected portion of the Premises to the condition in existence prior to the construction of the Tenant Improvements.  Any portion of the Tenant Improvement Allowance that is not disbursed or allocated for disbursement by the date which is eighteen (18) months following the Expansion Possession Date (subject to extension to the extent of delays resulting from events of Force Majeure (as defined in the Lease), provided that Tenant has delivered notice to Landlord identifying such Force Majeure event), shall revert to Landlord and Tenant shall have no further rights with respect thereto.

2.2	Disbursement of the Tenant Improvement Allowance.

2.2.1Tenant Improvement Allowance Items.  Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "Tenant Improvement Allowance Items"):

2.2.1.1Payment of all reasonable fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter, project management fees, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.2 of this Tenant Work Letter;

2.2.1.2The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3The payment for all demolition and removal of existing improvements in the Premises;

2.2.1.4The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, costs incurred for removal of existing furniture, fixtures or equipment in the Premises, hoisting and trash removal costs, costs to purchase and install in the Premises equipment customarily incorporated into laboratory improvements or laboratory utility systems, including, without limitation, UPS, DI Systems, boilers, air compressors, glass/cage washers and autoclaves, painting, and contractors' fees and general conditions;

2.2.1.5The cost of any changes in the Base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.6The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the "Code");

2.2.1.7Sales and use taxes;

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2.2.1.8Subject to Section 2.2, above, all other actual out-of-pocket costs expended by Landlord in connection with the construction of the Tenant Improvements, including, without limitation, costs expended by Landlord pursuant to Section 4.1.1 of this Tenant Work Letter, below.

In no event shall the Tenant Improvement Allowance be used to pay for anything that is Landlord’s responsibility pursuant to the Lease (as amended by the Second Amendment), with the understanding that any such costs shall be borne by Landlord and shall not make a deduction from the Tenant Improvement Allowance or charge such items as Additional Rent or Operating Expenses.

2.2.2Disbursement of Tenant Improvement Allowance.  During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.2.2.1Monthly Disbursements.  On or before the fifth (5th) day of each calendar month, during the design and construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord:  (i) a request for reimbursement of amounts paid to the "Contractor," as that term is defined in Section 4.1.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of "Tenant's Agents," as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials for the Premises; (iii) executed mechanic's lien releases, as applicable, from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134, 8136 and 8138; and (iv) all other information reasonably requested by Landlord.  Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request.  Within forty-five (45) days thereafter, Landlord shall deliver a check to Tenant made payable to Tenant in payment of the lesser of:  (A) the amounts so requested by Tenant as set forth in this Section 2.2.3.1, above (or, subject to the terms of Section 4.2.1, below, a percentage thereof), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance provided that Landlord does not dispute any request for payment based on non-compliance of any work with the "Approved Working Drawings," as that term is defined in Section 3.5 below, or due to any substandard work.  Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

2.2.2.2Final Deliveries.  Following the completion of construction of the Tenant Improvements, Tenant shall deliver to Landlord properly executed final mechanic's lien releases in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138 from all of Tenant's Agents, and a certificate certifying that the construction of the Tenant Improvements in the Premises has been substantially completed.  Tenant shall record a valid Notice of Completion in accordance with the requirements of Section 4.3 of this Tenant Work Letter.

2.2.2.3Other Terms.  Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant

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for Tenant Improvement Allowance Items.  All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance have been made available shall be deemed Landlord's property under the terms of the Lease.

2.4	Building Standards. The quality of Tenant Improvements shall be in keeping with the existing improvements in the Premises.

SECTION 3

CONSTRUCTION DRAWINGS

3.1

Selection of Architect.  Tenant shall retain an architect/space planner (the "Architect") approved in advance by Landlord (which approval shall not be unreasonably withheld) to prepare the Final Space Plan and Final Working Drawings as provided in Section 3.2 and 3.3, below.  Tenant shall retain the engineering consultants or design/build subcontractors designated by Tenant and reasonably approved in advance by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building.  All such plans and drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord's reasonable approval.  Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.  Landlord's review of any plans or drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.

3.2

Final Space Plan.  Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced.  The final space plan (the "Final Space Plan") shall include a layout and designation of all offices, labs, rooms and other partitioning, their intended use, and equipment to be contained therein.  Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan.  Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect.  If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.  If Landlord fails to respond to the Final Space Plan within the five (5) business day period set forth above, Tenant may send Landlord a reminder notice setting forth such failure containing the following sentence at the top of such notice in bold, capitalized font at least twelve (12) points in size: “LANDLORD'S FAILURE TO RESPOND TO THIS NOTICE WITHIN THREE (3) BUSINESS DAYS SHALL RESULT IN LANDLORD'S DEEMED APPROVAL OF TENANT'S FINAL SPACE PLAN” (the "Final Space Plan Reminder Notice"). Any such Final Space Plan Reminder Notice shall include a complete copy of the Final Space Plan. If Landlord fails to respond within three (3) business days after receipt of a Final Space Plan Reminder Notice, then the Final Space Plan shall be deemed approved by Landlord.

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3.3

Final Working Drawings.  After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, Title 24 calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the "Final Working Drawings" (as that term is defined below) in the manner as set forth below.  Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is sufficiently complete to allow all of Tenant's Agents to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval, which shall not be unreasonably withheld, conditioned, or delayed.  Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings.  Landlord shall advise Tenant within ten (10) business days after Landlord's receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect.  If Tenant is so advised, Tenant shall promptly cause the Final Working Drawings to be revised in accordance with such review and any disapproval of Landlord in connection therewith.  If Landlord fails to respond to the Final Working Drawings within the ten (10) business day period set forth above, Tenant may send Landlord a reminder notice setting forth such failure containing the following sentence at the top of such notice in bold, capitalized font at least twelve (12) points in size: “LANDLORD'S FAILURE TO RESPOND TO THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN LANDLORD'S DEEMED APPROVAL OF TENANT'S FINAL WORKING DRAWINGS” (the "Final Working Drawings Reminder Notice"). Any such Final Working Drawings Reminder Notice shall include a complete copy of the Final Working Drawings. If Landlord fails to respond within five (5) business days after receipt of a Final Working Drawings Reminder Notice, then the Final Working Drawings shall be deemed approved by Landlord.

3.5

Approved Working Drawings.  The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of construction of the Premises by Tenant.  Concurrently with Tenant's delivery of the Final Working Drawings to Landlord for Landlord's approval, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits.  Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy.  No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned, or delayed.

3.6

Electronic Approvals.  Notwithstanding any provision to the contrary contained in the Lease or this Tenant Work Letter, Landlord may transmit or otherwise deliver any of the approvals required under this Tenant Work Letter via electronic mail to Tenant’s representative identified in Section 5.2 of this Tenant Work Letter.

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SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1	Tenant's Selection of Contractors.

4.1.1The Contractor; Landlord's Project Manager.  Tenant shall retain a licensed general contractor, approved in advance by Landlord, to construct the Tenant Improvements ("Contractor").  Landlord's approval of the Contractor shall not be unreasonably withheld.  Landlord shall retain Project Management Advisors, Inc. ("PMA") as a third party project manager for construction oversight of the Tenant Improvements on behalf of Landlord, and Tenant shall pay a fee to Landlord with respect to the PMA services equal to $1.68 per RSF of the Premises, which fee may be paid from the Tenant Improvement Allowance.

4.1.2Tenant's Agents.  All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents").  The subcontractors used by Tenant, but not any laborers, materialmen, and suppliers, must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed; provided, however, Landlord may nevertheless designate and require the use of particular mechanical, engineering, plumbing, fire life-safety and other Base Building subcontractors.  If Landlord does not approve any of Tenant's proposed subcontractors, Tenant shall submit other proposed subcontractors for Landlord's written approval.

4.2	Construction of Tenant Improvements by Tenant's Agents.

4.2.1Construction Contract; Cost Budget.  Tenant shall engage the Contractor under a commercially reasonable and customary construction contract (collectively, the "Contract"). Prior to the commencement of the construction of any phase of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the relevant phase of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the estimated total costs of the work of the relevant phase of the Tenant Improvements (each, a "Final Budget"). Any costs of design and construction of the Tenant Improvements in excess of the Tenant Improvement Allowance shall be paid by Tenant out of its own funds once the Tenant Improvement Allowance is exhausted, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1(i),  (ii), (iii) and (iv) of this Tenant Work Letter, above, for Landlord's approval, prior to Tenant paying such costs.

4.2.2Tenant's Agents.

4.2.2.1Compliance with Drawings and Schedule.  Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following:  (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; and (ii) Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule.

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4.2.2.2Indemnity.  Tenant's indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment.  Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.  The foregoing indemnity shall not apply to claims caused by the gross negligence or willful misconduct of Landlord, its member partners, shareholders, officers, directors, agents, employees, and/or contractors.

4.2.2.2Requirements of Tenant's Agents.  Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of substantial completion of the work under the Contract for the applicable Premises (i.e. the Expansion Premises or the Existing Premises) (for each such Premises, "Substantial Completion").  Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after Substantial Completion.  The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the applicable Tenant Improvements, and/or the applicable Building and/or common areas that may be damaged or disturbed thereby.  All such warranties or guarantees as to materials or workmanship of or with respect to the applicable Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either.  Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.2.2.4Insurance Requirements.

4.2.2.4.1

General Coverages.  All of Tenant's Agents shall carry the following insurance with insurers having a  minimum A.M. best rating of A- VIII or better (i) worker's compensation insurance covering all of Tenant's Agents' respective employees with a waiver of subrogation in favor of Landlord and the property manager, (ii) general liability insurance with a limit of not less than $1,000,000 per occurrence and $2,000,000 general aggregate, including products/completed operations and contractual coverage, and including Landlord and its property manager as additional insureds, and (ii) if the cost of such Tenant Improvements exceeds $100,000 in the aggregate, then Builders Risk insurance covering the construction of the Tenant Improvements, and such policy shall include Landlord as an additional insured.

4.2.2.4.2	Intentionally Omitted.
4.2.2.4.3	General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement

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of construction of the Expansion Tenant Improvements and before the Contractor's equipment is moved onto the site.  All such policies of insurance must contain a provision that the company writing said policy will endeavor to give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance.  In the event that the Expansion Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense.  Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Expansion Tenant Improvements are fully completed, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work.  Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.  The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter.

4.2.2Governmental Compliance.  The Tenant Improvements shall comply in all respects with the following:  (i) all state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

4.2.4Inspection by Landlord.  Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same.  Should Landlord reasonably disapprove any portion of the Tenant Improvements, on the grounds that the construction is defective or fails to comply with the Approved Working Drawings, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved.  Any such defects or deviations shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists that might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may, take such action as Landlord reasonably deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's reasonable satisfaction.

4.2.5Meetings.  Commencing upon the execution of this Second Amendment, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings.  In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord.  One such meeting each month shall include the review of Contractor's current request for payment.

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4.3

Notice of Completion; Copy of Record Set of Plans.  Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a valid Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation.  If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense.  At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (x) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (y) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (z) to deliver to Landlord two (2) sets of copies of such record set of drawings (hard copy and CAD files) within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.  Within fifteen (15) days after request by Tenant following the Substantial Completion of the Tenant Improvements, Landlord will acknowledge its approval of the Tenant Improvements (provided that such approval has been granted) by placing its signature on a Contractor’s Certificate of Substantial Completion fully executed by the Architect, Contractor and Tenant.  Landlord’s approval shall not create any contingent liabilities for Landlord with respect to any latent quality, design, Code compliance or other like matters that may arise subsequent to Landlord’s approval.

SECTION 5

MISCELLANEOUS

5.1	Intentionally Omitted.
5.2

Tenant's Representative.  Tenant has designated [PLEASE PROVIDE: ________] as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who shall each have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.3

Landlord's Representative.  Landlord has designated [TO BE PROVIDED: ________] with PMA, as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.4

Time is of the Essence in This Tenant Work Letter.  Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days.  If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.5Tenant's Lease Default.  Notwithstanding any provision to the contrary contained in the Lease or this Tenant Work Letter, if any default by Tenant under the Lease or this Tenant Work Letter (including, without limitation, any failure by Tenant to fund any portion of the Over-Allowance Amount) occurs at any time on or before the substantial completion of the Tenant Improvements and such default remains uncured for ten (10) days following Landlord's notice of such default to Tenant (or such longer time as provided in the Lease or this Tenant Work Letter),

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then in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of the next disbursements of the Tenant Improvement Allowance and/or Landlord may, without any liability whatsoever, cause the cessation of construction of the Tenant Improvements until such default is cured (in which case, Tenant may be responsible for such delay in the substantial completion of the Tenant Improvements and actual costs to Landlord reasonably occasioned thereby).

5.6Bifurcation of Work.  Landlord and Tenant acknowledge that work relating to the Expansion Tenant Improvements will commence prior to work relating to the Existing Tenant Improvements, and that the progress of the work in either of the Expansion Premises or the Existing Premises is not contingent on progress of the work in the other. The various space plans, working drawings and budgets referenced hereunder will be prepared and approved separately with respect to each of the Expansion Premises and the Existing Premises.

./ -///	-10-	[Revolution Medicines, Inc.]

EXHIBIT C

LANDLORD WORK

Item #3: AC3. York M# ZF180N2D4AAA1B S# N1L0420356 (2010)

1 5T. Life expectancy 4-6 years.

The condenser coil is in poor shape, recommend replacement. Circuit #2 is flat; recommend a leak check and repair.

➢	Furnish a crane to facilitate the replacement of the condenser coil.
➢	Remove and replace the failing condenser coil with new.
➢	Furnish and install necessary fittings to accommodate the new condenser coil.
➢	Remove and replace (2) defective crankcase heaters with new.
➢	Reclaim the refrigerant from the unit.
➢	Pressurize the unit with dry nitrogen.
➢	Perform an electronic refrigerant leak check and repair of the system.
➢	Remove and replace the existing liquid line filter drier with new.
➢	Evacuate and recharge the system with refrigerant.
➢	Start up and verify proper operation.

Item #4: AC4. Carrier M# 50CDD008630 S# 1388G190448 (1988)

7. 5T. Unit has exceeded its’ 20-15 year life expectancy.

Electrical disconnect is off. The unit needs troubleshooting for the electrical/controls.

➢	Clean outdoor coil(s) (condenser).
➢	Rinse the coil(s) with clear water.
➢	Troubleshoot the control wiring and electrical.

Item #5: AC5. Carrier M# 50LJ08610 S# 1893G67768 (1993)

7.5T. Unit has exceeded its’ 20-15 year life expectancy.

The condenser coil is in poor shape, recommend replacement.

➢	Furnish a crane to facilitate the replacement of the condenser coil.
➢	Remove and replace the failing condenser coil with new.
➢	Furnish and install necessary fittings to accommodate the new condenser coil.
➢	Remove and replace the worn condenser fan contactor with new.
➢	Reclaim the refrigerant from the unit.
➢	Pressurize the unit with dry nitrogen.
➢	Perform an electronic refrigerant leak check and repair of the system.
➢	Remove and replace the existing liquid line filter drier with new.
➢	Evacuate and recharge the system with refrigerant.
➢	Start up and verify proper operation.

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Item #7: AC7. Trane M# YCD18084LOCA S# H32142513D (1993)

15T. Life expectancy 3-5 years.

Circuits #1 and #2 are flat; recommend a leak check and repair on each circuit.

➢	Clean outdoor coil(s) (condenser).
➢	Remove and replace the worn drive sheave with new.
➢	Verify proper belt tension and alignment.
➢	Rinse the coil(s) with clear water.
➢	Reclaim the refrigerant from the unit on both Circuits #1 and #2.
➢	Pressurize the unit with dry nitrogen.
➢	Perform an electronic refrigerant leak check and repair of the system.
➢	Remove and replace the existing liquid line filter drier with new.
➢	Evacuate and recharge both circuits with refrigerant.
➢	Start up and verify proper operation.

Item #10: CU1. EMI M# SCC30DE0000AAUA S# 1-99-C-6411-11 (1999)

2.5T Cooling only unit. Unit has met its’ 20 year life expectancy.

Unit is powered but no operation. The manufacturer recommends replacement as this is an obsolete R22 unit. On site contact is unaware of the location to the corresponding indoor unit.

➢	Furnish a crane to facilitate the replacement of the unit.
➢	Remove and replace the failing condenser coil with new.
➢	Furnish and install necessary fittings to accommodate the new unit.
➢	Start up and verify proper operation.

Item #10: FC1. M# N/A S# N/A 2.5T Indoor unit to corresponding to CU1.

Unit is powered but no operation.  The manufacturer recommends replacement as this is an obsolete R22 unit. On site contact is unaware of the location of this unit.

➢	This unit will need to be replaced with CU1 as they both require the same refrigerant. Western Allied Mechanical needs access to the unit to determine replacement cost.

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EXHIBIT D

FORM OF LETTER OF CREDIT

(Letterhead of a money center bank

acceptable to the Landlord)

FAX NO. [(___) ___-____] SWIFT: [Insert No., if any]	[Insert Bank Name And Address]
DATE OF ISSUE:
BENEFICIARY: [Insert Beneficiary Name And Address]	APPLICANT: [Insert Applicant Name And Address]
LETTER OF CREDIT NO.
EXPIRATION DATE: AT OUR COUNTERS	AMOUNT AVAILABLE: USD[Insert Dollar Amount] (U.S. DOLLARS [Insert Dollar Amount])

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. ___________ IN YOUR FAVOR FOR THE ACCOUNT OF [Insert Tenant's Name], A [Insert Entity Type], UP TO THE AGGREGATE AMOUNT OF USD[Insert Dollar Amount] ([Insert Dollar Amount] U.S. DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING ON ___(Expiration Date)___ AVAILABLE BY PAYMENT UPON PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON [Insert Bank Name] WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

1.	THE ORIGINAL OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND AMENDMENT(S), IF ANY.
2.	BENEFICIARY'S SIGNED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF [Insert Landlord's Name], A [Insert Entity Type] ("LANDLORD") STATING THE FOLLOWING:

"THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD, EITHER (A) UNDER THE LEASE (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE,  HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE "LEASE"), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT

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THEREUNDER, OR THE TERMINATION OF SUCH LEASE, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING."

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF [Insert Bank Name]'S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO. ___________ AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST THIRTY (30) DAYS PRIOR TO THE PRESENT EXPIRATION DATE."

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE "LEASE"), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING."

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE "LEASE"), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING."

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ________________ AS THE RESULT OF THE REJECTION, OR DEEMED REJECTION, OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED, UNDER SECTION 365 OF THE U.S. BANKRUPTCY CODE."

SPECIAL CONDITIONS:

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS STANDBY LETTER OF CREDIT.

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ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING.  [Please Provide The Required Forms For Review, And Attach As Schedules To The Letter Of Credit.]

ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

ALL BANKING CHARGES ARE FOR THE APPLICANT'S ACCOUNT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR  FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE WE SEND YOU NOTICE BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD.  SAID NOTICE WILL BE SENT TO THE ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER. ANY NOTICE TO US WILL BE DEEMED EFFECTIVE ONLY UPON ACTUAL RECEIPT BY US AT OUR DESIGNATED OFFICE.  IN NO EVENT, AND WITHOUT FURTHER NOTICE FROM OURSELVES, SHALL THE EXPIRATION DATE BE EXTENDED BEYOND A FINAL EXPIRATION DATE OF ___ (60 days from the Lease Expiration Date).

THIS LETTER OF CREDIT MAY BE TRANSFERRED SUCCESSIVELY IN WHOLE OR IN PART ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF A NOMINATED TRANSFEREE ("TRANSFEREE"), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS.  AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S) IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM (AVAILABLE UPON REQUEST) AND PAYMENT OF OUR CUSTOMARY TRANSFER FEES, WHICH FEES SHALL BE PAYABLE BY APPLICANT (PROVIDED THAT BENEFICIARY MAY, BUT SHALL NOT BE OBLIGATED TO, PAY SUCH FEES TO US ON BEHALF OF APPLICANT, AND SEEK REIMBURSEMENT THEREOF FROM APPLICANT).  IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY'S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE'S NAME IS AUTOMATICALLY SUBSTITUTED THEREFOR.

ALL DRAFTS REQUIRED UNDER THIS STANDBY LETTER OF CREDIT MUST BE MARKED: ''DRAWN UNDER [Insert Bank Name] STANDBY LETTER OF CREDIT NO. ___________."

We hereby agree with you that if drafts are presented to [Insert Bank Name] under this Letter of Credit at or prior to [Insert Time – (e.g., 11:00 AM)], on a business day, and provided that such drafts presented conform to the terms and conditions of this Letter of Credit, payment shall be initiated by us in immediately available funds by

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our close of business on the succeeding business day.  If drafts are presented to [Insert Bank Name] under this Letter of Credit after [Insert Time – (e.g., 11:00 AM)], on a business day, and provided that such drafts conform with the terms and conditions of this Letter of Credit, payment shall be initiated by us in immediately available funds by our close of business on the second succeeding business day.  As used in this Letter of Credit, "business day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the state of California are authorized or required by law to close.  If the expiration date for this Letter of Credit shall ever fall on a day which is not a business day then such expiration date shall automatically be extended to the date which is the next business day.

Presentation of a drawing under this Letter of Credit may be made on or prior to the then current expiration date hereof by hand delivery, courier service, overnight mail, or facsimile.  Presentation by facsimile transmission shall be by transmission of the above required sight draft drawn on us together with this Letter of Credit to our facsimile number, [Insert Fax Number – (___) ___-____], attention:  [Insert Appropriate Recipient], with telephonic confirmation of our receipt of such facsimile transmission at our telephone number [Insert Telephone Number – (___) ___-____] or to such other facsimile or telephone numbers, as to which you have received written notice from us as being the applicable such number.  We agree to notify you in writing, by NATIONALLY RECOGNIZED OVERNIGHT courier service, of any change in such direction.  Any facsimile presentation pursuant to this paragraph shall also state thereon that the original of such sight draft and Letter of Credit are being remitted, for delivery on the next business day, to [Insert Bank Name] at the applicable address for presentment pursuant to the paragraph FOLLOWINg this one.

WE HEREBY ENGAGE WITH YOU THAT ALL DOCUMENT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT [Insert Bank Name], [Insert Bank Address], ATTN: [Insert Appropriate Recipient], ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT, ___(Expiration Date)___.

IN THE EVENT THAT THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO ISSUE A DUPLICATE ORIGINAL HEREOF UPON RECEIPT OF A WRITTEN REQUEST FROM YOU AND A CERTIFICATION BY YOU (PURPORTEDLY SIGNED BY YOUR AUTHORIZED REPRESENTATIVE) OF THE LOSS, THEFT, MUTILATION, OR OTHER DESTRUCTION OF THE ORIGINAL HEREOF.

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EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE "INTERNATIONAL STANDBY PRACTICES" (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590).

Very truly yours,

(Name of Issuing Bank)

By:

./ -///	-5-	[Revolution Medicines, Inc.]